EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2023-B38 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Campus Martius Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One Campus Martius Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the One Campus Martius Mortgage Loan on and after May 2, 2023, Wilmington Trust, National Association, as Trustee for the One Campus Martius Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One Campus Martius Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Campus Martius Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sentinel Square II Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Sentinel Square II Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Sentinel Square II Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sentinel Square II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sentinel Square II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Centers of High Point Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Centers of High Point Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Centers of High Point Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Centers of High Point Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Centers of High Point Mortgage Loan, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Scottsdale Fashion Square Mortgage Loan, KeyBank National Association, as Special Servicer for the Scottsdale Fashion Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Scottsdale Fashion Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Scottsdale Fashion Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Scottsdale Fashion Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the National Warehouse & Distribution Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the National Warehouse & Distribution Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the National Warehouse & Distribution Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the National Warehouse & Distribution Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the National Warehouse & Distribution Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the National Warehouse & Distribution Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Acres Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Green Acres Mortgage Loan, BellOak, LLC, as Operating Advisor for the Green Acres Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 100 Jefferson Road Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 100 Jefferson Road Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 100 Jefferson Road Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 100 Jefferson Road Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 100 Jefferson Road Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 100 Jefferson Road Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1201 Third Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1201 Third Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1201 Third Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1201 Third Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1201 Third Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1201 Third Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the CX - 250 Water Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the CX - 250 Water Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the CX - 250 Water Street Mortgage Loan (see Exhibit 33.52), and CoreLogic Solutions, LLC, as Servicing Function Participant for the CX - 250 Water Street Mortgage Loan.

Dated: March 14, 2024

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)